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                                                                    EXHIBIT 23.4


                        INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement
No. 333-36217 of Digital Television Services, Inc. and DTS Capital, Inc. of our report dated November 10, 1997 on the financial statements of Satellite Television Services, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Indianapolis, Indiana
December 12, 1997